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                                   EXHIBIT 5.1


(Triangle Bank logo appears here)                                 P.O. Box 31828
                                                   Raleigh, North Carolina 27622
June 25, 1997                                               4300 Glenwood Avenue
                                                   Raleigh, North Carolina 27612
Board of Directors                                      Telephone (919) 881-0455
Triangle Bancorp, Inc.                                        FAX (919) 781-6042
4300 Glenwood Avenue
Raleigh, NC  27612

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

I am a Senior Vice President and General Counsel for Triangle Bancorp, Inc., a North Carolina corporation ("the Company"), and in such capacity am familiar with the registration under the Securities Act of 1933, as amended, on Form S-8 ("Registration Statement") of an aggregate of 250,000 shares ("Shares") of the Company's Common Stock, no par value per share, which are reserved for issuance under the Triangle Bancorp, Inc. Employee Stock Purchase Plan, as Amended and Restated as of May 1, 1997 (the "Plan").

As General Counsel of the Company, I have examined the proceedings taken and am familiar with the proceedings proposed to be taken in connection with the issuance and sale of the Shares under the Plan. Further, in connection with the Registration Statement, I have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and public officials and other documents as I have deemed relevant and appropriate as the basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all original documents submitted to me, the conformity to the originals of all documents submitted to me as certified copies or photocopies and the authenticity of the originals of such documents.

Based upon such examination, and relying upon statements of fact contained in the documents which I have examined, I am of the opinion that the Shares have been duly and validly authorized and, when issued and sold as contemplated by the Plan, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,



/s/ Alexander M. Donaldson
Alexander M. Donaldson
Senior Vice President and General Counsel




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